Exhibit (h)(12)

May 23, 2014

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

200 Crescent Court, Suite 700

Dallas, Texas 75201

RE: Amendment No. 1 to Loan Agreement

Ladies and Gentlemen:

Pursuant to a letter agreement dated May 24, 2013 (the “Loan Agreement”), State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies listed on Appendix I to the Loan Agreement (each, a “Borrower”), acting on behalf of its respective fund series listed on such Appendix I to the Loan Agreement (each such series, a “Fund”), a $25,000,000.00 committed unsecured revolving line of credit on a several basis (the “Committed Line”). Obligations of the Borrowers with respect to Loans made pursuant to the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $25,000,000.00, dated as of May 24, 2013, executed by each of the Borrowers, on behalf of its respective Funds, to the order of the Bank (the “Note”). Capitalized terms not hereinafter defined shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for an additional period of 364-days and to make other such changes as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I. Amendments to Loan Documents and Note

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence of such section in its entirety and substituting the following therefor: “The Committed Line shall expire on May 22, 2015 (the “Expiration Date”), unless extended in the discretion of the Bank or, with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein.”

2. Section II(15) of the Loan Agreement is hereby amended by amending and restating in its entirety the definition of “LIBOR Rate” to read as follows:

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

May 23, 2014

“LIBOR Rate” means, as of any day, the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of one month, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Bank or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a one-month term are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a Business Day upon which interbank lending in dollars is conducted in London (a “LIBOR Business Day”), then LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

3. The Borrowers have informed the Bank that each of Highland Alpha Trend Strategies Fund, Highland Alternative Income Fund and Highland Trend Following Fund, each a portfolio series of Highland Funds II, have been liquidated. Subject to the repayment of any outstanding Obligations of such liquidated Funds to the Bank, each of such liquidated Funds is hereby terminated as a Fund for all purposes under the Loan Documents.

4. The Appendix I attached to each of the Loan Agreement, the Note and, as applicable, each other certificate, agreement or form executed and/or delivered in connection with the Loan Agreement which includes an Appendix I listing the Borrowers and Funds, is hereby deleted, and the Appendix I attached hereto is substituted in each instance therefor, such revised Appendix I reflecting the changes described in paragraph 3 above

II. Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and each of the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof.

2. Each of the Borrowers severally (and not jointly) represents and warrants to the Bank, both as to itself (where applicable) and severally (and not jointly) as to each of its respective Funds (but not as to any other Borrower or Fund) as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in Section II(2) of the Loan Agreement is true and correct on and as of the date of this letter agreement; (c) the execution, delivery and performance of each of this letter agreement, the Loan Agreement and the Note (collectively, the

Each of the Investment Companies listed on

Appendix I hereto

c/o Highland Capital Management Fund Advisors, L.P.

May 23, 2014

“Amended Loan Documents”) (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary trust proceedings of such Borrower; (iii) do not, and will not, require the consent of any shareholders or other equity holders of such Borrower or Fund or the approval or consent of, or any notice to or filing with, any governmental authority, other than those which have been received; (iv) will not contravene any provision of, or exceed any limitation contained in, the agreement and declaration of trust, by-laws and/or other organizational documents of such Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or Fund, including, without limitation, the Investment Company Act; (v) do not and will not constitute a violation of, or a default under any other agreement, order or undertaking binding on such Borrower or Fund; and (vi) do not require the consent or approval of any obligee or holder of any instrument relating to any Indebtedness of the Borrower or Fund or the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Documents to be governed by the laws of the Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original document.

[Remainder of this page is intentionally left blank.]

Amendment No. 1 Signature Page

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Sincerely,

STATE STREET BANK AND TRUST COMPANY, as Bank

By:	/s/ James H. Reichert
James H. Reichert, Vice President

Acknowledged and Accepted:

EACH OF THE BORROWERS LISTED
ON APPENDIX I HERETO, for itself or on behalf of each of its respective portfolio series listed on Appendix I hereto

By:
Name:
Title:

Amendment No. 1 Signature Page

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Sincerely,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By:
James H. Reichert, Vice President

Acknowledged and Accepted:

EACH OF THE BORROWERS LISTED
ON APPENDIX I HERETO, for itself or on behalf of each of its respective portfolio series listed on Appendix I hereto

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Treasurer

APPENDIX I

List of Borrowers and Funds

Highland Funds I, on behalf of:

Highland/iBoxx Senior Loan ETF

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Funds II, on behalf of:

Highland Dividend Equity Fund

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund